Exhibit 5.3

June 9, 2010

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206-5149

Re:	TransAtlantic Petroleum Ltd. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TransAtlantic Petroleum Ltd., a Bermuda corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (i) by the Company of (a) debt securities of the Company, which may be senior or subordinated in payment priority and issued in one or more series (the “Debt Securities”), (b) common shares, $0.01 par value per share, of the Company (the “Common Shares”), (c) undesignated shares, $0.01 par value per share, of the Company (the “Undesignated Shares”) and (d) warrants for the purchase of Debt Securities, Common Shares, or Undesignated Shares (the “Warrants”) and (ii) guarantees of Debt Securities (the “Guarantees”) by certain of the Company’s direct and indirect subsidiaries (to the extent listed as co-registrants in the Registration Statement (defined below) collectively, the “Subsidiary Guarantors”). The Debt Securities, Common Shares, Undesignated Shares, Warrants and Guarantees are herein collectively referred to as the “Securities.”

The aggregate public offering price of the Securities registered pursuant to the registration statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, will not exceed $300,000,000. The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the minutes and records of the Company with respect to the filing of the Registration Statement, and (iii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

TransAtlantic Petroleum Ltd.

June 9, 2010

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and remain in good standing under the Bermuda Companies Act of 1981 (the “Bermuda Companies Act”), (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) properly describing the Securities offered thereby in accordance with all applicable requirements, (iv) no stop order of the SEC preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (v) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law, (vi) all Securities will be issued in compliance with applicable federal, state and other laws and in the manner stated in the Registration Statement, or any amendment thereto, along with any applicable Prospectus Supplement, (vii) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with their terms, (viii) in connection with the sale of Warrants, any required Warrant agreement will have been executed and delivered by all applicable parties (other than the Company) and will be enforceable against the parties thereto (other than the Company) in all respects in accordance with its terms and (ix) to the extent required in connection with any distribution, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

The opinions set forth below are subject to the following qualifications and exceptions:

TransAtlantic Petroleum Ltd.

June 9, 2010

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law).

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

(d) The opinions expressed herein are limited to (i) the laws of the State of New York governing the Debt Securities and (ii) the laws of the State of Texas governing the Warrants. Various issues pertaining to Bermuda law, including the valid issuance and fully paid and non-assessable status of the Common Shares and Undesignated Shares and binding nature of the Guarantees by Viking International Limited, are addressed in the opinion of Appleby, special Bermuda counsel to the Company. Various issues pertaining to the law of The Bahamas, including the binding nature of the Guarantees by Viking Geophysical Services, Ltd., are addressed in the opinion of Bethell Legal, special Bahamas counsel to the Company. We express no opinion with respect to those matters herein, and to the extent elements of such opinions are necessary to the conclusions expressed herein, we have assumed such matters.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. When (a) the Board of Directors of the Company has duly adopted a resolution authorizing the execution, delivery and performance of the applicable indenture and indenture supplement for a particular issuance of Debt Securities, (b) the Debt Securities have been duly

TransAtlantic Petroleum Ltd.

June 9, 2010

established in conformity with the applicable indenture and indenture supplement (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities in form and content as required by applicable law) and duly authenticated by the trustee under the applicable indenture and indenture supplement, (c) any Common Shares, Undesignated Shares or Warrants issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance, (d) the trustee under the applicable indenture and indenture supplement is qualified to act as trustee under such indenture and indenture supplement, (e) the applicable indenture and indenture supplement have been duly executed and delivered by the Company and the trustee thereunder becoming enforceable obligations of the parties thereto and (f) such Debt Securities have been duly executed and delivered against payment therefor in accordance with the applicable indenture and indenture supplement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company.

2. When (a) the Board of Directors of the Company has duly adopted a resolution authorizing the execution, delivery and performance of any governing agreement applicable to a particular issuance of Warrants, (b) the Warrants have been duly established (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) and (c) the Warrants have been duly executed and delivered on behalf of the Company in accordance with any governing agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement, the Warrants will constitute binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ HAYNES AND BOONE, LLP

HAYNES AND BOONE, LLP